US/Asia Plan

                                   CAMTEK LTD.

                         SUBSIDIARY EMPLOYEE OPTION PLAN

1.    Definitions

      As used herein the following terms shall have the meanings hereinafter set forth, unless the context clearly indicates the contrary.

      (A)   the "Company" - Camtek Ltd.

      (B)   "Board" - the Board of Directors of the Company.

      (C) "Share(s)" - Ordinary Shares of the Company, each with a par value of NIS 0.01.

      (D) "Option(s)" - an Option or Options granted within the framework of this Plan each of which imparts the right to purchase one Share per Option.

      (E) "Grantee" - an employee of a Subsidiary to whom Options are granted or to whom the Company decides to grant Options.

      (F) "Plan" - the Company's Employee Subsidiary Option Plan as provided hereunder, and as may be amended from time to time, as set forth hereinbelow.

      (G) "Option Agreement" - the Agreement to be executed between the Company and the Grantee under which Option(s) are to be granted.

      (H) "Vested Option(s)" - that portion of the Options which the Grantee is entitled to exercise in accordance with the provisions of Section
            8.2 of the Plan or the provisions of the Option Agreement executed with such Grantee.

      (I) the "Exercise Period" - the period during which the Vested Options may be exercised, as provided in Section 8.3 of the Plan.

      (J) "Exercise Price" - the price which the Grantee must pay to exercise each Option.

      (K) "Exercised Shares" - the Shares issued upon the exercise of the Options.

      (L) the "Custodian" - a custodian who may be appointed by the Company for the purposes of this Plan and who shall act in accordance with terms to be determined by the Board.

      (M)   "Incentive Stock Option(s)" - as defined in Section 7 hereto.

      (N)   "Incentive Stock Option Grantee" - as defined in Section 7 hereto.

      (O) "Subsidiary" - any company in which, at the time of granting an Option, the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of shares of such company.

US/Asia Plan                           2


2.    The Plan

      2.1 Purpose - The purpose and intent of the Plan is to grant to selected employees of the Company's Subsidiaries, an opportunity to purchase Shares of the Company by way of granted Options and to provide an additional incentive to such employees to remain in the employ of the Company's Subsidiaries, to encourage the sense of proprietorship of such employees, and to stimulate the active interest of such employees in the success of the Company and the Company's Subsidiaries.

      2.2 Effective Date - The Board has resolved to adopt and authorize the Plan and has resolved that it shall enter into effect commencing 1.9.97.

      2.3 Sunset Date - The Plan shall be valid and in effect for a period of ten (10) years and shall expire on 31.8.2007.

3.    Administration

      3.1   The Plan shall be administered by the Board.

      3.2 The Board shall have sole and full discretion and sole authority to administer the Plan and all actions related thereto, including to perform any and all of the following from time to time and at any time:

            3.2.1 to determine the Subsidiaries' employees in favor of whom the
                  Options shall be granted, the number of Options to be granted in favor of each employee, the Exercise Price and Exercise Period thereof, and the conditions under which such Options may be exercised, including with respect to the entrustment of the Options with a Custodian;

            3.2.2 to interpret the Plan;

            3.2.3 to determine the terms of the Option Agreements;

            3.2.4 to perform any action required or advisable for the
                  administration of the Plan; and

            3.2.5 to prescribe, amend, modify (including by adding new terms and rules), and to rescind and terminate the Plan or any of its terms.

      3.3 Any amendment or modification of the Plan, if any, shall be applicable to the relationship between the Grantee and the Company, including under the Option Agreements and the amendment or modification shall be deemed to have been included in the Plan and the Option Agreements, ab initio, unless the amendment or modification adversely affects the rights of a Grantee under the Vested Options.

4.    Eligibility

      In determining the employees in favor of whom Options are to be granted, the number of Options to be granted and the terms of the Options, the Board may take into account the

US/Asia Plan                           3


      nature of the services rendered by the respective employee, such employee's present and future potential and contribution to the success of the Subsidiaries, and any other criteria the Board may deem relevant.

5.    Reserved Shares

      The total number of Options to be granted to the Grantees pursuant to the Plan shall be determined from time to time by the Board.

      The Company shall at all times reserve such number of authorized but unissued Shares which equals the number of Shares to which all of the then outstanding Options may be converted upon exercise.

6.    Grant of Options and Issuance of Shares in Trust

      6.1 The Options shall be granted in favor of the Grantee for no consideration.

      6.2 The Options and the Grantee's rights thereunder shall be subject to the execution of an Option Agreement between the Company and the Grantee, which Option Agreement shall set forth the terms and conditions of the Options, as determined by the Company, including without limitation, the number of Options granted thereunder, the terms of exercise thereof (including the Exercise Price) and any other term the Board may deem necessary.

      6.3 In addition, the Options shall be subject to the execution of all the documents necessary in order to comply with all applicable tax laws (hereinafter: the "Tax Laws"), and all other documents that may be required by the Company at any time, (the Option Agreement and said documents shall be hereinafter referred to as: the "Documents").

      6.4 The Company shall provide the Grantee with the Documents for signature after the Board adopts a resolution to grant Options in favor of such Grantee, and the Company shall sign such Documents after they have been duly signed and returned by such Grantee.

            It is hereby clarified that the execution of the said Documents by the Grantee does not exempt the Grantee from signing any other document as may be required by the Company at a later stage.

      6.5 The Board may, from time to time, with respect to all of the Grantees or with respect to any particular Grantee, resolve that during the Restricted Period (as defined below) and until the underlying Shares are released (as provided below), the Options granted hereunder shall be held by the Custodian and the Exercised Shares shall be issued to the Custodian, and both shall be registered in the name of the Custodian, who shall hold the Options and/or the Exercised Shares in trust for such period as determined by the Board commencing from the date the Option documentation is deposited with the Custodian (hereinafter: the "Restricted Period"), and then continuing until such time as they are released, as hereinafter provided.

US/Asia Plan                           4


7.    Award of Incentive Stock Options

      The Board may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant to any participant in the Plan who is a United States citizen or resident and/or otherwise subject to taxation in the United States with respect to the grant of the Options, one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended) (the "Code" and "Incentive Stock Options" respectively) to purchase for cash the number of Shares allotted by the Board. The maximum number of Shares that may be issued under this
      Section 7 is 200,000. The date an Incentive Stock Option is granted shall mean the date selected by the Board as of which the Board allots a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its Subsidiaries.

      Without derogating from anything to the contrary contained herein, it is hereby clarified that a resolution of the Board with the following effect shall require shareholder approval: (i) increasing the maximum number of Shares that may be issued under this Section 7; (ii) extending the period during which an Incentive Stock Option may be granted or exercised; (iii) extending the term of this Incentive Stock Option Plan; or (iv) changing the class of employees who are eligible to participate in this Incentive Stock Option Plan.

      7.1   Incentive Stock Option Agreements.

            The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Incentive Stock Option Grantee"), stating the number of Incentive Stock Options to be granted and the other terms referred to in Section 6.2 of the Plan, and in such form as the Board may from time to time determine.

      7.2   Incentive Stock Option Price.

            The exercise price of the Incentive Stock Options shall be 100% of the fair market value of a share of Shares on the date the Incentive Stock Option is granted. For as long as the Company's shares are traded on Nasdaq, said fair market value shall be as determined by the closing value of the Shares listed on Nasdaq at the closing of the last previous day of trading.

      7.3   Maximum Amount of Incentive Stock Option Grant.

            The aggregate value of Shares vesting in any calendar year to the benefit of any one Grantee pursuant to an Incentive Stock Option, shall not exceed US $100,000, such value measured by the fair market value of such shares on the date of grant of the Option pursuant to
            Section 7.2 above.

      7.4   Applicability of Stock Options Sections.

            All Sections of this Plan with the specific exclusion of any provisions pertaining to the holding of the Options of the underlying Shares by a Custodian shall apply equally to

US/Asia Plan                           5


            Incentive Stock Options, mutatis mutandis, to the extent not inconsistent with the express provisions of this Section 7. Said sections are incorporated by reference in this Section 7 as though fully set forth herein.

8.    Terms of Options

      8.1 Except as otherwise provided, the amount of Options and the Exercise Price for each Grantee shall be determined by the Board and shall be specified in the Option Agreement; provided however, that in no event shall the Exercise Price of (a) any Option be less than the par value price of the Shares; and of (b) any Incentive Stock Option be less than the fair market value of the Shares on the date of the grant of the Options, as set forth in Section 7.2 above.

      8.2 Unless otherwise determined by the Board with respect to any specific Grantee, the right of a Grantee to exercise the Options granted in such Grantee's favor during the Exercise Period shall be vested with such Grantee as follows:

            (a) If the Grantee remains in the employ of any of the Subsidiaries for a period of not less than 2 years from the date of the resolution of the Board regarding the issuance of the Options to the Grantee (hereinafter: the "Date of the Grant") - the Grantee shall be entitled to exercise 50% of all the Options granted in such Grantee's favor.

            (b) If the Grantee remains in the employ of any of the Subsidiaries for a period of not less than 3 years from the Date of Grant - the Grantee shall be entitled to exercise 75% of all the Options granted in such Grantee's favor.

            (c) If the Grantee remains in the employ of any of the Subsidiaries for a period of not less than 4 years from the Date of Grant - the Grantee shall be entitled to exercise 100% of all the Options granted in such Grantee's favor.

            In the event that the employment of the Grantee is terminated for any reason (including due to death or disability), all of the Options granted in such Grantee's favor which are not yet Vested Options shall immediately expire and terminate, shall become null and void and shall not entitle the Grantee to any right in or to the Company. Notwithstanding the above, a transfer of a Grantee's employment from one Subsidiary to another Subsidiary or to the Company shall not be deemed a termination of the Grantee's employment.

      8.3   Exercise Period

            8.3.1 Each Vested Option shall remain exercisable until the lapse of two years following the later of : (i) the vesting date of such Options, or (ii) the date of the initial public offering of the Company's shares on Nasdaq.

            8.3.2 In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all the assets or the shares of the Company (such

US/Asia Plan                           6


                  merger or sale: the "Merger Transaction"), the surviving or the acquiring entity, as the case may be, or their respective parent or subsidiary (the "Successor Entity"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Successor Entity's shares.

                  For purposes of this Section 8.3.2, the outstanding Options shall be deemed assumed or substituted by the Successor Entity if, following the consummation of the Merger Transaction, the outstanding Options confer the right to purchase or receive in accordance with their terms, for each share subject to any outstanding Option immediately prior to the consummation of the Merger Transaction, the consideration (whether shares, cash or other securities or property) to which a holder of a share on the effective date of consummation of the Merger Transaction was entitled; provided however, that if such consideration is not solely securities of the Successor Entity, the Board may, with the consent of the Successor Entity, provide for the consideration to be received upon the exercise of the outstanding Options, to be solely securities of the Successor Entity equal in their market value to the per share consideration received by the holders of shares in the Merger Transaction.

                  In the event that the Successor Entity does not assume or substitute for all of the outstanding Options of a Grantee, then the Grantee shall have a period of fifteen (15) days, from the date designated in a written notice to be given to the Grantee by the Company, to exercise all the Vested Options of the Grantee; provided, however, that if the Merger Transaction occurs within the first one year period of vesting, a proportionate quantity of the Options granted to the Grantee which are to be vested at the end of the first one year period, relative to such Grantee's engagement period out of such one-year period, shall become vested and may be exercised by the Grantee within said 15-day period.

                  All Options which are neither assumed or substituted for by the Successor Entity nor exercised as of the date of the end of the said 15 day period shall expire and terminate effective as of the date of the consummation of the Merger Transaction, shall become null and void and shall not entitle the Grantee to any right in or towards the Company.

      8.4 Unless otherwise instructed in writing by the Company, Vested Options may be exercised at one time or from time to time during the Exercise Period, Custodianby providing written instructions to the Company from the Grantee in a form to be determined by the Company at its principal office or to anyone the Company may designate for this purpose, accompanied by the full payment of the Exercise Price for the Vested Options then being exercised, by personal check or cashier's check payable to the order of the Company (the written instructions accompanied by the full payment shall be referred to hereinafter as: the "Exercise Notice"); provided however, that in case payment is made by personal check (and not by cashier's check), the Options shall not be deemed exercised, and the Company shall not issue the Exercised Shares in respect

US/Asia Plan                           7


            thereof, until the personal check shall have been fully honored by the bank on which it was drawn.

      8.5 If such Vested Options are held by a Custodian, the terms under which such Vested Options may be exercised and the terms of their issuance and release shall be determined by the Company, including in accordance with the Tax Laws.

      8.6 A Grantee whose employment with any of the Subsidiaries was terminated for any reason (including death or disability) shall be entitled only to the Exercised Shares and to the Vested Options, and the remaining Options (i.e. non-Vested) shall expire and terminate and become null and void and shall not entitle the Grantee to any right in or to the Company.

9.    Transferability

      9.1 The Options and all rights related thereto shall not be assignable, transferable, subjected to an attachment, lien or encumbrance of any kind.

      9.2 Notwithstanding the abovesaid, the Vested Options shall be transferable by will or intestacy, provided that the Company receives written notice thereof, accompanied by a certified copy of the Will or Intestacy Order and/or other evidence deemed acceptable by the Board, and accompanied by the transferee(s) written consent to the provisions and rules of the Tax Laws, the Plan, and the Option Agreement.

      9.3 Following the exercise of the Vested Options, the Exercised Shares shall be transferable after the Restricted Period, subject to all applicable securities regulations and lock-up provisions. Further, to the extent that applicable law provides for concurrent payment of taxes by the transferor upon transfer, the Exercised Shares shall only be transferable once payment of all taxes required to be paid in connection with a sale or transfer of Exercised Shares shall have been made to the tax assessor, confirmation of same shall have been received by the Custodian or the Company, and the conditions set forth in Section 9 hereunder shall have been fulfilled.

      9.4 Without derogating from the abovesaid, in the event the shareholders of the Company (not including shareholders who purchased shares under a share option plan for employees or officeholders) (hereinafter: the "Selling Shareholders") intend to sell all of their shares in the Company, and to the effect that the Grantee was asked to do so by the majority of the Selling Shareholders (which majority shall be determined according to the pro rata share of each Selling Shareholder of the issued share capital of the Company), the Grantee shall be obligated to join the sale and sell the Exercised Shares such Grantee holds, under the same terms and conditions as the Selling Shareholders are selling their shares, and if requested by the purchasers of such sale, at the purchaser's sole discretion, the Grantee shall sell to the purchasers the Vested Options, under the same terms, as if the Grantee had exercised same immediately prior to the sale it being clarified that the Exercise Price shall be deducted from the sale price under such terms and that the remaining Options (i.e. non-Vested Options) shall expire and terminate and become null and void and shall not entitle the Grantee to any right in or to the Company.

US/Asia Plan                           8


10.   Termination

      10.1 Notwithstanding anything to the contrary herein, any Option granted in favor of a Grantee not exercised by such Grantee within the Exercise Period and in strict accordance with the terms of the Plan and the Option Agreement, shall, upon the lapse of the Exercise Period, immediately expire and terminate, become null and void, and shall not entitle the Grantee to any right in, or toward the Company in connection with same, and all interests and rights of the Grantee, in and to same, shall expire.

      10.2 Notwithstanding anything to the contrary herein, upon the issuance of a court order declaring the bankruptcy of a Grantee, or the appointment of a receiver or a provisional receiver for a Grantee, or over such Grantee's assets, or any part thereof, or upon making a general assignment for the benefit of his creditors, any Option issued and registered in favor of such Grantee which was not yet exercised by the Grantee shall immediately expire and terminate, become null and void and shall not entitle the Grantee, the Grantee's receiver, successors, creditors or assignees, to any right in, or toward the Company in connection with same, and all interests and rights of the Grantee, the Grantee's receiver, successors, creditors or assignees, in and to same, if any, shall expire.

11.   Rights as Shareholder

      11.1 It is hereby clarified that a Grantee shall not, by virtue of the Plan, the Option Agreement or any Option granted in favor of such Grantee thereunder, have any of the rights of a shareholder with respect to any Shares represented by the Options, until the Options have been exercised.

            Furthermore, except for the right to receive dividends as provided in Section 12.1 hereinafter, the Grantee shall not have any rights by virtue of the Exercised Shares until same shall have been released and transferred to the Grantee by registering same in the Grantee's name, and only then shall the Grantee have the rights of a shareholder with respect to the shares so registered.

      11.2 For so long as the Exercised Shares are held by the Custodian, if applicable, the Company shall consider only the Custodian as the owner of such shares for all purposes whatsoever (including without limitation, for the purpose of delivering notices); the Custodian, however, shall not exercise the voting rights conferred by such Exercised Shares in any way whatsoever, and shall not issue a proxy to any person or entity to vote such shares.

      11.3 The Grantee shall not have, and hereby waives the right to have, by virtue of the Exercised Shares, any pre-emptive rights to purchase, along with the other shareholders in the Company, a pro rata portion of any securities proposed to be offered by the Company prior to the offering thereof to any third party and any rights of first refusal to purchase any securities of the Company offered by the other shareholders of the Company.

US/Asia Plan                           9


12.   Dividends and Bonus Shares

      12.1 Cash dividends paid or distributed, if any, with respect to the Exercised Shares held by the Custodian, shall be remitted directly to the Grantee who is entitled to the Exercised Shares for which the dividends are being paid or distributed.

      12.2 If the Exercised Shares are registered to the Custodian all bonus shares to be issued by the Company, if any, with regard to the Exercised Shares, shall, be registered in the name of the Custodian and, if the Exercised Shares are registered to the Grantee, such bonus shares shall be registered in the name of the Grantee. All provisions applying to the Exercised Shares, shall apply to the bonus shares, mutatis mutandis.

      12.3 If the bonus shares were registered in the name of the Custodian, the Custodian shall transfer the said bonus shares upon the transfer of the Exercised Shares with respect to which the bonus shares were issued.

13.   Adjustments

      The number of Shares to which each outstanding Option is exercisable, shall be proportionately adjusted in the event of a reorganization of the share capital of the Company by a stock split, reverse stock split, combination or reclassification of the shares, as well as for a distribution of bonus shares. Such adjustment shall be made by the Board, whose determination in this matter shall be final and binding.

      All provisions applying to the Exercised Shares shall apply to all Shares received as a result of an adjustment as described above.

14.   Rights to Changes

      The Plan or the Option Agreement shall not affect, in any way, the rights, powers or freedoms of the Company or its shareholders to make or authorize: (a) any sale, transfer or any change whatsoever in all or any part of the Company's assets, obligations or business, or any other business, commercial or corporate act or proceeding, whether of a similar character or otherwise; (b) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or business; (c) any merger or consolidation of the Company; (d) any issue of bonds, debentures, shares (including preferred or prior preference shares ahead of or affecting the existing shares of the Company including the shares into which the Options granted hereunder are exercisable or the Exercised Shares or the rights thereof, etc.); (e) or the dissolution or liquidation of the Company; and none of the above acts or authorizations shall entitle the Grantee to any right or remedy, including, without limitation, a right of compensation for any dilution resulting from any issuance of any shares or of any other securities in the Company to any person or entity whatsoever.

15.   No Employment Obligations

      Nothing in the Plan, the Option Agreements or in any Option granted hereunder shall guarantee the Grantee's employment in any of the Subsidiaries and no obligation of any of the Subsidiaries as to the length of employment of the Grantee or as to any other term of

US/Asia Plan                            10


      employment shall be implied by same; it is provided that the employment of any employee may be terminated at any time pursuant to such employee's terms of employment and any law.

16.   No Representation

      The Company does not and shall not, through this Plan or through any Option Agreement, make or be deemed to make any representation toward any Grantee with regard to the Company, its business, its value or with regard to the Company's shares in general, and the Exercised Shares in particular, their value or rights.

      The Grantee, upon entering the Option Agreement, represents and warrants toward the Company, that the Grantee's consent to the grant of the Options issued in favor of the Grantee and their exercise (if so exercised), is, in no respect, made on the basis of any representation or warranty made by the Company or by any of its directors, officers, shareholders or employees, and is made based only upon the Grantee's examination and expectations of the Company, on an "as is" basis. The Grantee waives any claim whatsoever of "non conformity" of any kind or any other cause of action or claim of any kind with respect to the Options and/or the Shares exercised thereupon.

17.   Tax Consequences

      All tax consequences arising from the grant or exercise of any Option, the payment for or the transfer of the Exercised Shares to the Grantee, or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and hold it harmless from and against any and all liability for any such tax or interest or penalty.

      Each of the Company and the Custodian, if applicable, may withhold from any payment to which the Grantee may be entitled to from the Company, the amount of the tax and/or other mandatory payment the withholding of which is required with respect to the Options and/or the Exercised Shares under any law.

18.   Subordination

      It is clarified that the grant of the Options hereunder is subject to the approval, if necessary, by the relevant tax authorities of the Plan and the Custodian, in accordance with the Tax Laws. It is also clarified that the Plan and the Option Agreement are subject to the provisions of the Tax Laws which accordingly shall be deemed an integral part of each, and which shall prevail over any term that is not consistent with the Tax Laws.